Exhibit 99.1

Myomo Announces CFO Succession

CAMBRIDGE, Mass., February 6, 2019 - Myomo Inc. (NYSE American MYO) (“Myomo,” or the “Company”), a wearable medical robotics company that offers expanded mobility for those suffering from neurological disorders and upper limb paralysis, today announced that Ralph A. Goldwasser, its Chief Financial Officer, is retiring effective as of February 18, 2019. Mr. Goldwasser, age 71, will provide transitional services to the Company for an expected three-month term under a transition and consulting agreement.

He will be succeeded by David Henry, effective February 18, 2019. Mr. Henry, age 57 has more than thirty years of experience in high-technology manufacturing companies, including more than a dozen years as Chief Financial Officer of publicly traded companies. Mr. Henry is joining Myomo from Eos Energy Storage, a privately held manufacturer of grid-scale energy storage systems for utilities and renewable project developers, where he has served as Chief Financial Officer since August 2017. Prior to Eos, Mr. Henry served as Chief Financial Officer of American Superconductor Corporation (NASDAQ: AMSC) from July 2007 to June 2017 and as Chief Financial Officer of AMI Semiconductor (NASDAQ: AMIS), from April 2004 to July 2007. He has also held various financial executive roles at Fairchild Semiconductor and National Semiconductor.

Paul R. Gudonis, Chairman and CEO of Myomo, said “I would like to thank Ralph, who has worked with me at Myomo for the past eight years, first as a consulting CFO and later as our Chief Financial Officer, enabling us to raise growth capital, including leading our June 2017 IPO and listing on the NYSE American exchange and our follow-on equity financing in December of 2017. We wish Ralph the best in his retirement. We are pleased to have David Henry join Myomo’s executive team as Chief Financial Officer. David has extensive experience to support our efforts to grow the Company.”

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers expanded mobility for those suffering from neurological disorders and upper limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury, ALS or other neuromuscular disease or injury. It is currently the only marketed device that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Cambridge, Massachusetts, with sales and clinical professionals across the U.S. and a business development office in Europe. For more information, please visit www.myomo.com.

Forward Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the expansion of our business and commercial operations, David Henry’s joining our company as Chief

Financial Officer and Mr. Goldwasser’s service to us in a transitional role. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. Our actual results could differ materially from those anticipated in these forward looking statements for many reasons, including, without limitation, risks related to regulatory approval and market acceptance of our products, our ability to secure and maintain reimbursement for our products, our ability to obtain additional funding to sustain and grow our business, and the other risk factors contained in our filings made with the Securities and Exchange Commission. More information about factors that potentially could affect Myomo’s financial results is included in Myomo’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts For Myomo:

ir@myomo.com

Investor Relations:

PCG Advisory

Vivian Cervantes

646-863-6274

vivian@pcgadvisory.com

or

Public Relations:

Matter Communications

Meredith Krim

617-874-5203

myomo@matternow.com